UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

Baker Hughes Company	Baker Hughes Holdings LLC

(Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield
Houston, Texas	77073-5101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040	-	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 25, 2023, the Board of Directors (the "Board") of Baker Hughes Company (the "Company") elected Dr. Mohsen M. Sohi to serve as a director of the Company, effective January 25, 2023, following the resignation of Gregory L. Ebel as previously disclosed in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 7, 2022.

Dr. Sohi is the Chief Executive Officer (“CEO”) of Freudenberg SE (“Freudenberg”), a general multi-industry company serving industries that include automotive, medical, aerospace, oil and gas, and power generation and transmission, since July 2012. Dr. Sohi also serves as a director and the chairman of the board of directors of STERIS plc, a provider of infection prevention, decontamination, and health science technologies, products, and services, since July 2005 and July 2018, respectively.

The Board has determined that Dr. Sohi is independent under the corporate governance requirements of Nasdaq and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Dr. Sohi will serve on the Human Capital and Compensation Committee of the Board.

Dr. Sohi’s compensation will be consistent with that of other non-employee directors.

There are no arrangements or understandings between Dr. Sohi and any other person pursuant to which Dr. Sohi was selected as a director and there are no related party transactions between the Company and Dr. Sohi that would require disclosure under Item 404(a) of Regulation S-K. From time to time, the Company has entered into, and expects to enter into, ordinary course and arms-length purchase and sale contracts with Freudenberg. Any such future transactions are subject to the procedures of the Company’s related party transactions policy. In connection with his appointment, Dr. Sohi will enter into a standard indemnification agreement with the Company in the form previously approved by the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2023, the Board adopted the fifth amended and restated bylaws of the Company (the “Fifth Amended and Restated Bylaws”), effective January 25, 2023, to update for changes in the Delaware General Corporate Law (the “DGCL”) and implement edits related to the new Rule 14a-19 under the Securities Act of 1934, as amended (“Rule 14a-19”).

Section 1.5 of the Fifth Amended and Restated Bylaws has been revised to reflect the updated Section 219(a) of the DGCL, which no longer requires the Company to make the stockholder list available for inspection during the stockholders’ meeting.

Sections 1.10 and 1.12 of the Fifth Amended and Restated Bylaws have been amended to address matters relating to Rule 14a-19 including (i) a requirement that detailed information be provided for parties from whom the proponent is receiving funding related to the proposal, (ii) a requirement if a proponent fails to comply with requirements of Rule 14a-19 or, if requested by the Company, fails to deliver reasonable evidence of the satisfaction of requirements of Rule 14a-19 at least five business days before the applicable meeting, then the nomination of any proposed nominee by such proponent shall be disregarded, and (iii) agree in writing as part of the Nomination Notice (as defined therein) to comply with requirements of Rule 14a-19, among other minor edits by the Company.

The Fifth Amended and Restated Bylaws also include conforming changes.

The foregoing description of the amendments made in the Fifth Amended and Restated Bylaws does not purport to be complete and is qualified by reference to the Fifth Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)

(d) Exhibits.

3.1	Fifth Amended and Restated Bylaws of Baker Hughes Company dated January 25, 2023
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Dated: January 30, 2023	By:	/s/ Fernando Contreras
Fernando Contreras Vice President and Corporate Secretary

BAKER HUGHES HOLDINGS LLC

Dated: January 30, 2023	By:	/s/ Fernando Contreras
Fernando Contreras Vice President and Corporate Secretary